Exhibit 23.8

165 South Union Boulevard, Suite 950 Lakewood, Colorado 80228-2226 303-986-6950 Fax 303-987-8907 www.pincock.com

CONSENT OF PINCOCK, ALLEN & HOLT

The undersigned, Pincock, Allen & Holt, hereby states as follows:

Our firm assisted with the “Yellow Pine Project, Idaho, USA, Technical Report,” the “CNI 43-101 Technical Report, Preliminary Assessment of the Yellow Pine Project, Yellow Pine, Idaho” and the “Technical Report for the Guadalupe de Los Reyes Gold-Silver Project, State of Sinaloa, Western Mexico” (collectively, the “Technical Reports”) for Vista Gold Corp. (the “Company”), portions of which are summarized in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on April 15, 2009 (the “Form 10-K/A”).

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and in the related Prospectus of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K/A.

By:	/s/ Barton G. Stone
Name:	Barton G. Stone, C.P.G.
Title:	Certified Professional Geologist

Date: April 15, 2009